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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the financial statements of DICOMM Cellular Limited Partnership dated March 25, 1994, in the Registration Statement (Form S-1 No. XXX-XXXXX) and related Prospectuses of Sygnet Wireless, Inc. for the registration of 3,750,000 shares of its common stock and issuance and sale of $110,000,000 of Senior Notes due 2006.

                                        /s/ ERNST & YOUNG LLP

Boston, MA
August 12, 1996